Exhibit 99

                           FPIC INSURANCE GROUP, INC.
                      REPORTS ON NEW REINSURANCE AGREEMENT

JACKSONVILLE, Fla., August 7, 2002 (Business Wire) - FPIC Insurance Group, Inc. (Nasdaq: FPIC) (the "Company") today reported that it has entered into a new reinsurance agreement with the Hannover Re group.

On August 1, 2002, the Company entered into a finite reinsurance agreement with Hannover Reinsurance (Ireland) Limited and E+S Reinsurance (Ireland) Ltd., two Hannover Re group companies, whereby the Company's largest insurance subsidiary, First Professionals Insurance Company, Inc. ("First Professionals"), will cede approximately $48.5 million of its 2002 unearned premiums as of June 30, 2002 and fifty percent of its direct written premiums, net of other reinsurance, during the last six months of 2002 and the first six months of 2003. The new reinsurance agreement addresses the Company's need for additional financial capacity to support growth brought about by pricing improvements, together with greater than expected policyholder retention and demand resulting from the hardening of the medical professional liability insurance marketplace. First Professionals has the option to commute the agreement if the underlying business performs such that the protection provided by the agreement becomes unnecessary. While the agreement provides a meaningful amount of reinsurance protection, the finite feature of the agreement reduces the Company's costs by capping the reinsurers' loss exposure.

Aon Re, Inc., the Company's reinsurance intermediary, represented the Company in the placement of the reinsurance.

John R. Byers, the Company's President and Chief Executive Officer, commenting on the new reinsurance agreement, stated, "We are pleased to report that we have entered into this new reinsurance agreement with the Hannover Re companies. As we reported in June, our growth in 2002 has significantly exceeded our expectations, as a result of improved pricing, higher than expected policyholder retention and increased demand, creating the need and desire for additional capacity. Our new reinsurance agreement is an initial step towards addressing our capacity needs and will allow us to accommodate the added growth we are experiencing in the near term by sharing some of the business with a partner. The Hannover Re group is one of the largest reinsurers in the world and has a long-standing relationship with our organization. Hannover Re has substantial financial strength, as well as extensive experience and expertise in medical professional liability reinsurance, and we are pleased by their continuing confidence in our organization and responsiveness to our needs.

"While we have experienced significant growth in premiums and policyholder counts this year, we will continue to consider additional alternatives and opportunities to add further capacity in order to take advantage of market conditions and to serve the medical


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community.  Any steps we take will  depend on  financial  and  insurance  market conditions and other relevant factors and must be judged by us to be in the best interest of our organization, our customers and our shareholders. While we expect this strong growth to continue due to the pricing improvements we have made and the strong policyholder retention we are seeing as we renew our current policyholders, protecting the financial strength of our organization for the benefit of our shareholders and our customers is our number one priority. We will therefore continue to significantly limit new policyholder growth as announced in June 2002, as we explore opportunities and alternatives or until market conditions otherwise warrant."

Additional   information   regarding  the  terms  of  First  Professionals'  new
reinsurance agreement is available in the Company's Securities and Exchange Commission ("SEC") Form 8-K filed with the SEC on August 7, 2002.

                                 Conference Call

The Company will host a conference call at 10 a.m., Eastern Time, Thursday, August 8, 2002, to review second quarter 2002 results and to discuss the Company's performance and other appropriate issues. To access the conference call, please dial (800) 230-1074 (USA) or (612) 288-0340 (International). Mr. Byers and Kim D. Thorpe, the Company's Chief Financial Officer, will host the call and take questions on an interactive basis from the Company's analysts.

Participants in the "listen only" telephone audience will be provided an opportunity during the conference call to submit questions for Messrs. Byers and Thorpe. Questions can be submitted either during the call or in advance of the call via e-mail to ir@fpic.com or through the Company's corporate website at http://www.fpic.com. From the Company's home page, click on "Investor Relations" and a conference call link will be provided to connect you to the call. Questions for listen-only participants will be answered during the conference call as time permits following questions from the Company's analysts.

For persons unable to participate in the conference call, a telephone replay will be available beginning at 3:15 p.m., Eastern Time, Thursday, August 8, 2002 and ending at 11:59 p.m., Eastern Time, Saturday, August 10, 2002. To access the telephone replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and use the access code 622391. A replay of the conference call web cast will also be available beginning at 1 p.m., Eastern Time, Thursday, August 8, 2002 and ending at 1 p.m., Eastern Time, Thursday, August 15, 2002 on the Company's website.

                             Safe Harbor Disclosure

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual


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results to differ materially from such statements. These uncertainties and other factors (which are described in more detail in documents filed by the Company with the Securities and Exchange Commission) include, but are not limited to,
(i) uncertainties relating to government and regulatory policies (such as subjecting the Company to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting the Company's current operations), (ii) the occurrence of insured or reinsured events with a frequency or severity exceeding the Company's estimates, (iii) legal developments, (iv) the uncertainties of the loss reserving process, (v) the actual amount of new and renewal business and market acceptance of expansion plans, (vi) the loss of the services of any of the Company's executive officers, (vii) changing rates of inflation and other economic conditions, (viii) the ability to collect reinsurance recoverables,
(ix) the competitive environment in which the Company operates, related trends and associated pricing pressures and developments, (x) the impact of mergers and
acquisitions,   including  the  ability  to  successfully   integrate   acquired
businesses and achieve cost savings, competing demands for the Company's capital and the risk of undisclosed liabilities, (xi) developments in global financial markets that could affect the Company's investment portfolio and financing plans, (xii) risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally, (xiii) developments in reinsurance markets that could affect the Company's reinsurance program; and (xiv) changes in the Company's financial ratings resulting from one or more of these uncertainties and other factors.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               Corporate Profiles

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance for physicians, dentists, other healthcare providers and attorneys, primarily in Florida and Missouri. In addition, the Company provides reciprocal management and administration services to Physicians' Reciprocal Insurers, the second largest medical professional liability insurance carrier in the state of New York, and third party administration services both within and outside the healthcare industry. Its insurance subsidiaries, First Professionals Insurance Company, Inc., Anesthesiologists Professional Assurance Company, Intermed Insurance Company and Interlex Insurance Company, have an A- ("Excellent") group rating from A.M. Best.

Aon Corporation is a holding company that is comprised of a family of insurance brokerage, consulting and insurance underwriting subsidiaries. Aon Re Inc. is part of Aon Re Worldwide and provides traditional, alternative risk transfer and capital markets based reinsurance advisory and execution services to insurers and reinsurers in North


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America and Bermuda. Aon Re Worldwide's client advisory services include dynamic
financial  analysis,   rating  agency  capital  modeling   assistance,   capital
allocation and optimization services, catastrophe modeling services, regulatory assistance, tax planning and capital markets structuring and placement services.

Hannover Re is the fifth largest reinsurance group in the world and transacts all lines of property/casualty, life/health and financial/finite-risk reinsurance, as well as program business. It maintains business relationships with more than 2,000 business companies in over 100 countries. Standard & Poor's and A.M. Best Company have awarded Hannover Re a rating of AA ("Very Strong") and A+ ("Superior"), respectively.

                                     Contact

                                Roberta Goes Cown
                   Senior Vice President and Corporate Counsel
                          904/354-2482, Extension 3287

             For all your investor needs, FPIC is on the Internet at
                               http://www.fpic.com
                 Got a Tough Question? E-mail us at ir@fpic.com
                  FPIC: Providing Answers in a Changing Market